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                                                                 Exhibit 10.1(e)

                            FORM OF TRADEMARK LICENSE

         THIS TRADEMARK LICENSE is entered into as of 4th day of January, 2002 ("Effective Date") by and between Elan Pharmaceuticals, Inc., ("Elan") a corporation organized and existing under the laws of Delaware, having its principal place of business at 800 Gateway Boulevard, South San Francisco, CA 94080 ("Elan") and Athena Diagnostics, Inc., a corporation organized and existing under the laws of Delaware, having its principle place of business at Four Biotech Park, 377 Plantation Street, Worcester, MA 01605 ("Athena").

         WHEREAS, Elan owns the registered and common law rights in the trademarks identified on Exhibit A in connection with its pharmaceutical and diagnostic business (hereinafter "Trademarks");

         WHEREAS, Elan wishes to grant Athena, and Athena wishes to obtain from Elan, the right and license to use the Trademarks in connection with the advertising, distribution, sale and provision of Services in the Territory on the terms and subject to the conditions set forth in this Trademark License;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Elan and Athena hereby covenant and agree as follows:

1.       DEFINITIONS

         1.1 "Effective Date" means the date upon which this Trademark License is executed, as defined above.

         1.2 "Trademarks" means the trademarks set forth on Exhibit A attached hereto.

         1.3 "Party" shall mean a party to this Trademark License.

         1.4 "Services" means diagnostic and prognostic clinical testing services and related services.

         1.5 "Term" means the period of time identified in Section 10.1 of this Trademark License.

         1.6 "Territory" means worldwide.


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         1.7 "Trademark License" means the terms and conditions of this trademark license, and Exhibit A attached hereto.

2.       GRANT OF LICENSE

         2.1 Grant of License. Subject to the terms and conditions of this Trademark License, Elan hereby grants Athena, and Athena hereby accepts, a nonexclusive and royalty-free license to use the Licensed Trademarks on and in connection with the advertising, distribution, sale and provision of the Services, and in connection with the company name Athena Diagnostics, Inc.

         2.2 Sublicensing. Athena may sublicense its rights pursuant to this Trademark License subject to the prior written consent of Elan, which Elan shall not unreasonably withhold. Each sublicense agreement shall: (i) require the sublicensee to comply with the applicable terms and conditions of this Trademark License; and (ii) provide that the sublicense will automatically be assigned to Elan upon the termination of this Trademark License. Athena shall take all necessary steps to exercise quality control over all Services advertised, distributed, sold or provided under such sublicense to ensure that the quality standards required by this Trademark License are being maintained. Any sublicense agreement, however, shall permit Elan to exercise such quality control directly over any sublicensee.

3.       OWNERSHIP

         3.1 Ownership of the Trademarks. Athena acknowledges and agrees that Elan is the sole owner of all right, title and interest in and to the Trademarks and all associated goodwill, that Athena acquires no interests under this Trademark License to the Trademarks, other than the limited license to use the Trademarks explicitly granted in this Trademark License, and that all goodwill associated with Athena `s use of the Trademarks inures solely to the benefit of Elan. Nothing in this Trademark License shall be construed to limit or restrict any right of Elan to use, register, license, transfer, assign or encumber the Trademarks, subject only the rights explicitly granted to Athena hereunder.

         3.2 Assignment of Rights. If Athena acquires any rights in the Trademarks by operation of law or otherwise, Athena shall immediately assign such rights to Elan, along with all associated goodwill.

         3.3 No Derogation of Elan's Rights. Athena shall not: (i) do anything that might harm the reputation or goodwill of Elan or its Trademarks; (ii) take any action inconsistent with Elan's ownership of the Trademarks; or (iii) challenge Elan's rights or interest in the Trademarks.

4.       QUALITY CONTROL

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         4.1 Quality Standards and Local Laws. Athena shall maintain the quality of the Services at least at a level: (i) consistent with the quality standards of Athena in existence as of the date of this Trademark License; (ii) consistent with the existing high quality image of Elan; and (iii) that meets or exceeds industry standards. The Services must also comply with all laws, government regulations and requirements of the jurisdiction into which the Services are offered, and Athena shall not violate or infringe any rights of any third party.

         4.2 Inspections. Athena shall allow Elan, upon Elan's reasonable request, to inspect the labs, clinics and facilities at which the Services are performed.

         4.3 Termination of Affected Services. In the event that any of the Services do not comply with the quality standards set forth in this Trademark License, Athena shall immediately cease performance of such Services. Further, Athena shall take prompt action to remedy any such nonconformities and, in any event, shall not advertise or perform any Services that do not meet the quality standards set forth in this Trademark License.

         4.4 Elan's Right to Enjoin Services. In the event that any of the Services, in the reasonable opinion of Elan, are the subject of a claim or inquiry by any person, agency or commission with competent authority in the Territory because of quality or safety concerns, or is the subject of negative publicity due to poor quality or reliability, Athena shall, upon Elan's request, immediately cease performing such Services and take any other measures Elan may reasonably demand.

5.       ADVERTISING AND PROMOTIONAL MATERIAL

         Athena shall submit to Elan, upon Elan's reasonable request, samples of all advertising, promotional, and promotional materials, and the like, which display the Trademarks. Approval or disapproval of said materials shall lie solely in Elan's discretion, which shall not be unreasonably withheld.

6.       PLACEMENT AND APPEARANCE OF TRADEMRKS

         The first and all prominent references to the Trademarks shall be accompanied by a properly configured notice, consisting of the symbol "(R)" where registered and "(TM)" where unregistered and a statement that the Trademarks are trademarks or registered trademarks, as may be appropriate, in the U.S. and other countries, and are used under license to Athena Diagnostics, Inc. (the "Trademark Notice"). Each Trademark Notice shall appear in close proximity to the Trademark to which it relates and shall be conspicuous and clear.

7.       INTERNET USE

         7.1 Restrictions on Use. Athena shall make all reasonable efforts to ensure that any web site on which the Trademarks appear will not contain material that

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(i) infringes the intellectual property rights of a third party; (ii) is obscene, defamatory, unreasonably objectionable or offensive to actual or potential users of the site; or (iii) is likely to give rise to civil or criminal liability.

         7.2 Compliance with Laws, Regulations and Rules. Athena shall ensure that any reference on the Internet to the Trademarks that Athena causes to occur, and the operation of any web site on which Athena causes the Trademarks to appear, including without limitation any contests or promotions featured on the web sites, shall comply with any laws, regulations or rules of any government body, agency, on-line tribunal or other body with competent authority in the Territory, and any international treaties.

         7.3 No Violation of Third Party Rights. Athena shall make all reasonable efforts to ensure that any and all content appearing on any web site, on which Athena causes the Trademarks to appear, will not violate any third party intellectual property rights or other rights.

8.       ENFORCEMENT OF TRADEMARK RIGHTS

         8.1 Maintenance of Registration. Elan will file applications and prosecute and maintain such registrations for the Trademarks as reasonably requested by Athena. Athena shall reimburse Elan for all costs relating thereto including, but not limited to, attorneys' fees, filing fees, registration and renewal fees. Athena agrees to cooperate with Elan and take all reasonable actions required to vest and secure in Elan the ownership rights and appurtenant interests in the Trademarks as provided in this Trademark License, and shall, upon request, provide Elan with any information as to Athena's use of the Trademarks as Elan may require in obtaining or maintaining registrations for the Trademarks.

         8.2 Infringement by Third Party. In the event either Party (i) learns of any infringement, threatened infringement, or other claim or potential claim of or relating to any Trademark by a third party in the Territory, of any third-party application for a mark which, if used, would infringe any Trademark in the Territory or (ii) receives a demand from a third party alleging or claiming that any Trademark infringes upon or otherwise violates such party's rights, that Party shall promptly, and in any event no later than sixty (60) days following discovery of such infringement, demand, claim or potential claim (hereinafter collectively "Claim") notify the other Party of such Claim with the details thereof. Elan has the sole discretion to initiate and control a proceeding, or defend a proceeding, as applicable, against such third party. Athena shall reimburse Elan for all of its reasonable expenses in connection therewith, including but not limited to, attorneys' fees and costs. Notwithstanding the foregoing, Athena, at its sole option and expense, shall be permitted to take such steps as may be necessary to preserve Elan's right to commence or carry on such proceedings until such time as it receives Elan's notice of intent to control the proceeding, provided Athena shall give Elan prior written notice of any such steps that it intends to take to give Elan time to commence an action or otherwise take action that would have the same effect. Athena acknowledges that Elan may, in its sole discretion, settle or dismiss any proceeding at any time, provided, however, that Elan agrees not to (i) admit to,


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or subject Athena to, any liabilities; or (ii) restrict Athena's right to use the Trademarks as provided for in this Trademark License without the express written consent of Athena, which shall not be unreasonably withheld or delayed. The proceeds from any such Claim, action or suit shall be applied first to reimburse Elan for its costs, then to reimburse Athena for its costs, and then to be shared equally between Athena and Elan.

9.       INDEMNIFICATION AND INSURANCE

         Athena shall indemnify, defend and hold Elan and its officers, directors, employees, agents and representatives, from and against any and all liabilities, claims, demands, actions, suits, losses (including any claim for consequential or indirect loss), damages, costs and expenses (including reasonable attorneys' fees and expenses) which Elan may incur, suffer or be required to pay by reason of litigation or claim made by a third party in connection with Athena's advertising, distribution, sale and provision of the Services.

         Notwithstanding anything to the contrary in this Trademark License, Elan shall not be liable to Athena by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this Trademark License, for any consequential or incidental or punitive loss or damage (whether for loss of profits or otherwise) and whether occasioned by the negligence of Elan, its officers, directors, employees, agents and representatives.

10.      TERM AND TERMINATION

         10.1 Term. This Trademark License shall have an initial term of 5 years. Thereafter this Trademark License shall automatically renew every year, unless either Party notifies the other Party in writing of its intent not to renew at least thirty (30) calendar days prior to the end of the then-current term.

         10.2     Termination. This Trademark License may be terminated:

                  (a) by either Party, effective thirty (30) calendar days after Notice to the other Party of termination for breach of any provision of this Trademark License if such breach has not been cured within such thirty (30) day period, or immediately upon Notice of termination if no cure is possible; or

                  (b) by Elan automatically: (i) if Athena files any petition under the bankruptcy or insolvency laws of any jurisdiction, country or place;
(ii) if a receiver or trustee is appointed for Athena's business or property; or, (iii) if Athena is adjudicated bankrupt or insolvent.

11.      GENERAL

         11.1 Notices. All notices hereunder, including changes in the Notice addresses, must be in writing and delivered either in person, by mailing (certified or

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registered mail, postage prepaid), or by Federal Express or a similar recognized courier service (all charges prepaid), to:

         If to Elan:
         -----------

                           Vice President Intellectual Property
                           Elan Pharmaceuticals, Inc.
                           800 Gateway Blvd.
                           So. San Francisco, CA 94080
                           USA
                           Facsimile: + 1 650 553-7165
         If to Athena:
         -------------

                           President
                           Athena Diagnostics, Inc.
                           Four Biotech Park
                           377 Plantation Street
                           Worcester, MA 01605

         11.2 Assignment. Elan may assign this Trademark License or any of its rights or obligations hereunder. Athena may assign this Trademark License or any of its rights or obligations hereunder, provided it obtains Elan `s written consent, such consent not to be unreasonably withheld.

         11.3 Successors and Assigns. This Trademark License shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties hereto.

         11.4 Waiver or Delay. Any express waiver or failure to exercise promptly any right under this Trademark License will not create a continuing waiver or any expectation of non-enforcement. All rights and remedies granted herein shall be cumulative and in addition to other rights and remedies to which the Parties may be entitled at law or in equity.

         11.5 Governing Law, Jurisdiction and Venue. Any action related to this Trademark License shall be governed by California law and controlling U.S. federal law and the choice of law rules of any jurisdiction shall not apply. The Parties agree that any action shall be brought in the United States District Court for the Northern District of California or the California Superior Court for the County of San Francisco, as applicable, and the Parties hereby submit exclusively to the personal jurisdiction and venue of the United States District Court of the Northern District of California and the California Superior Court of the County of San Francisco.

         11.6 Severability. If any provision of this Trademark License is held invalid by any competent authority, such invalidity will not affect the enforceability of other provisions, and in such event, the Parties agree that such provision will be replaced with a new provision that accomplishes the original business purpose.

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         11.7 Force Majeure. A Party is not liable under this Trademark License for non-performance caused by events or conditions beyond that Party's control, if that Party gives prompt Notice and makes reasonable efforts to perform.

         11.8 Entire Agreement. This Trademark License is the parties' entire agreement relating to its subject matter. It cancels and supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations, and warranties, and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the Parties relating to its subject matter during the term of this Trademark License. No modification to this Trademark License will be binding, unless in writing and signed by an authorized representative of each Party.

IN WITNESS WHEREOF, the Parties hereby execute this Trademark License through the Authorized representative whose names appear below.

ELAN PHARMACEUTICALS, INC.

By:___________________________________

Name:_________________________________

Title:________________________________

Date:_________________________________

ATHENA DIAGNOSTICS, INC.

By:___________________________________

Name:_________________________________

Title:________________________________

Date:_________________________________


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                                    EXHIBIT A
                                    ---------

A Athena & Design, for diagnostic and prognostic clinical testing services; but not including any services which involve electronic monitoring of the condition of patients

Athena, common law rights, for diagnostic and prognostic clinical testing services, and related services.

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